PROMISSORY NOTE

$1,350,000.00                                             December 31, 2004
                                                          Minneapolis, Minnesota

     FOR VALUE RECEIVED, Heartland, Inc., a Maryland corporation, promises to pay to the order of Larry W. Karkela ("Creditor ") at 4004 Lawndale Avenue N., Plymouth, MN 55446 or at such other place as the holder hereof may designate from time to time, the principal sum of One Million Three Hundred Fifty Thousand and no/100 Dollars ($1,350,000.00) with no interest thereon on or before March 31, 2005 pursuant to the provisions of the Stock Purchase Agreement executed between the parties on December 31, 2004. Interest shall accrue in the event of a default by Heartland, Inc.

     All or any part of the unpaid balance of this Note may be prepaid at any time without penalty. All payments shall be applied first to accrued and unpaid interest due hereunder and the balance to principal. Any partial prepayment shall not reduce the amount of any monthly installment due.

     The obligations of the undersigned  hereunder are secured  pursuant to that
Stock  Purchase   Agreement  and  Pledge  and  Security  Agreement  between  the undersigned and Creditor, and of even date herewith.

     Heartland, Inc.
By: /s/Trent Sommerville
   ---------------------------
    Trent Sommerville
Its: Chairman of the Board of
     Heartland Inc.

STATE OF _____________)
                      ) ss.
COUNTY OF ____________)

     The foregoing  instrument was acknowledged before me this December 31, 2004
by   ________________________   acting  in  his  capacity  as  _____________  of
Heartland, Inc.


                                                     ---------------------------
                                                     Signature of Notary Public